Exhibit 99.1

CytoSorbents Appoints Jiny Kim, MBA to its Board of Directors

MONMOUTH JUNCTION, N.J., April 5, 2022 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, announces the appointment of Ms. Jiny Kim, MBA to CytoSorbents’ Board of Directors as a new independent director, effective immediately, for a term expiring at the Company’s 2022 Annual Meeting, scheduled for June 7, 2022, at which time Ms. Kim is expected to stand for re-election.

Al Kraus, Chairman of the Board of CytoSorbents stated, “We are pleased to welcome Jiny as our new independent Board director. She has an extensive background in the medical device industry, with an impressive set of skills, experiences, and perspectives in U.S. and international commercialization, sales, marketing, and business development from leadership roles at market-leading companies like Zimmer Biomet, LivaNova, and Ethicon/Johnson & Johnson. She is expected to further strengthen and diversify the Board at a critical juncture for the Company as we target U.S. expansion and further international growth, and be invaluable in helping to guide the Company to the next level.”

Jiny Kim is currently Vice President, Smart Implants, Technology & Data Solutions at Zimmer Biomet.  In this role, she is responsible for leading the end-to-end program and product management for Zimmer Biomet’s “Smart Implant” technology, including product development, data development, and market development.  In addition, she is leading the launch of Persona IQ®, a first to market smart knee implant in the U.S.

Prior to Zimmer Biomet, Ms. Kim held the position of Vice President of Global Marketing, Neuromodulation and Depression at LivaNova, where she led key initiatives in clinical and commercial areas to maximize the asset value globally. At Ethicon, Johnson & Johnson Medical Devices, she held multiple roles including in U.S. Sales and Marketing, Business Development (Licensing and Acquisition), and Strategic Global Marketing where she launched and managed significant brands through their full lifecycle.  Ms. Kim also held multiple global marketing roles at Edwards Lifesciences in the Critical Care space. She began her medical device career as a post-MBA Operating Room-based Clinical Sales Representative in the Los Angeles territory for Ethicon Biosurgery. Prior to her career in the medical device industry, Ms. Kim held positions as a financial analyst in private equity and in management consulting.

“I am thrilled to join the CytoSorbents Board of Directors and to be part of a values-led company that is helping to save lives with the use of its blood purification technology in critical care and cardiac surgery. It is an honor to join the Board at such a pivotal stage in the Company's history, and I am looking forward to working with the Board and management to broaden access to CytoSorbents’ unique technology globally, and particularly in the United States, the world’s largest medical device market,” said Ms. Kim.

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents commented, “On behalf of the entire Company, we are excited to add Jiny to the Board of Directors and to benefit from her knowledge and keen insight on a wide variety of topics. Of great relevance, Jiny is currently launching the Persona IQ® Smart Knee™ implant in the U.S., which includes an FDA Breakthrough Device Designated component, and will have timely and valuable experience as we look to do the same with DrugSorb™-ATR in the U.S. upon completion of our pivotal U.S. STAR-T and STAR-D trials, and potential future FDA marketing approval.”

Ms. Kim earned her MBA from the MIT Sloan School of Management and is a Fulbright Scholar. She graduated Cum Laude with dual undergraduate degrees from the University of Pennsylvania in Economics (The Wharton School) and Political Science.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in more than 70 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death.  These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 162,000 cumulative CytoSorb devices have been utilized as of December 31, 2021.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery.  CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure.  The DrugSorb™-ATR Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs, apixaban and rivaroxaban, in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery.  The Company has initiated two FDA approved pivotal trials designed to support U.S. marketing approval of DrugSorb-ATR.  The first is the 120-patient, 20 center STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) randomized, controlled trial evaluating the ability of intraoperative DrugSorb-ATR use to reduce perioperative bleeding risk in patients on ticagrelor undergoing cardiothoracic surgery.  The second is the 120-patient, 25 center STAR-D (Safe and Timely Antithrombotic Removal-Direct Oral Anticoagulants) randomized, controlled trial, evaluating the intraoperative use of DrugSorb–ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery on direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others.  The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, expectations regarding the future impacts of COVID-19 or the ongoing conflict between Russia and the Ukraine, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 10, 2022, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact: Eric Kim Rubenstein Public Relations 212-805-3052 ekim@rubensteinpr.com